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                                                                    Exhibit 23.1

                          Consent of Ernst & Young LLP

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 1999, except for the fourth paragraph of
Note 1.J. as to which the date is May 4, 1999, in the Registration Statement (Form S-1) and related Prospectus of Covad Communications Group, Inc. for the registration of its common stock.

                                        /s/ Ernst & Young LLP

San Jose, California
May 18, 1999